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                                                               EXHIBIT 99(3)(ii)

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[AETNA LOGO]   LIFE INSURANCE
               GENERAL AGENT AGREEMENT


               Life Insurance General Agent Agreement made as of __________________, _______ between Aetna Life Insurance Company and Aetna Life Insurance and Annuity Company, with offices at 151 Farmington Avenue, Hartford, Connecticut 06156 (collectively referred to in this Agreement as the "Company") and ________________________ of ______________________ (referred to in this Agreement as "GA").


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1.             The Company wishes to appoint GA as General Agent of the Company,
APPOINTMENT    and GA agrees to accept such appointment, subject to the terms and conditions of this Agreement.
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2.             (a)  The GA is authorized to solicit and submit to the Company
DUTIES OF           applications for all of the Company's Individual Life
THE GA              Insurance products listed in the Company's Life Insurance
                    General Agents Commission Schedule ("Commission Schedule"), to deliver the policies, to collect first premiums, and to service the business.
               (b)  The GA will comply with all requirements of the Company governing the submission of applications and shall make available to the Company all information, whether favorable or unfavorable, which comes into the GA's possession concerning the underwriting of any risk.
               (c)  The GA will obligate the Company only to the extent
                    authorized (1) by this Agreement, and amendments to this Agreement as may be made by the Company from time to time;
                    (2) by the rules, procedures and regulations set forth by the Company; and (3) as may be authorized in writing by an officer of the Company.
               (d)  The GA will promptly return to the Company all policies not delivered within the prescribed time period.
               (e)  The GA will notify the Company in writing of a change in the chief executive officer or majority voting stock ownership, if a corporation; a general partner if a partnership; or the majority ownership of the agency.

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3.             (a)  The GA is not authorized and is expressly forbidden on
LIMITATIONS         behalf of the Company to make, alter, modify, waive or
OF GA'S             change any of the terms, rates, or conditions of any of the
AUTHORITY           Company's forms, policies, contracts, or advertising
                    materials.  The GA shall not discharge contracts or waive
                    forfeitures, quote extra rates, extend the time of payment of any premium, extend credit, or guarantee dividends.
               (b)  The GA is not authorized and is expressly forbidden on behalf of the Company to estimate future dividends or policy performance except through the use of authorized projections or illustrations of the Company.
               (c)  The GA is not authorized to receive Company Funds except the initial premiums, and is not authorized to deduct
                    commissions, service fees, or allowances from Company Funds he collects.
               (d)  The GA has no exclusive territory, and has no exclusive rights in any term conversions, policy increases or purchase options, or any salary budget, group, pension or other
                    multiple-life case.
               (e)  The GA shall not hold himself out as an employee, partner, joint venturer, officer or associate of the Company; nor as an agent of the Company in any other manner, or for any
                    other purpose, than is specifically provided in this
                    Agreement.
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4.             The GA will be responsible for securing and keeping in effect any
LICENSES       required licenses to represent the Company.  The GA agrees not to solicit any Company products unless he is properly licensed and appointed by the Company, and, as necessary, registered with the
               National Association of Securities Dealers to do so.  No person whether licensed or unlicensed may solicit any Company products on behalf of such licensed GA unless approval in writing has been granted from an officer of the Company.
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5.             The GA will be credited with all life insurance policies issued
POLICIES       by the Company upon application bearing his name as GA.
CREDITED
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6.             (a)  The Company will pay the GA, subject to all the terms and
COMPENSATION        conditions of this Agreement, in full compensation for all services rendered by the GA under this Agreement, the
                    commissions, fees and allowances specified in the Commission
                    Schedule in force on the date of issue of the policy, on
                    premiums paid for each life insurance policy credited to him under this Agreement.
               (b)  The Company reserves the right to revise the Commission
                    Schedule, but the revision of Commission Schedule shall
                    apply only to policies thereafter issued.  The publication of revisions to the Commission Schedule shall constitute
                    notification to the GA, and any revised Commission Schedule shall become a part of this Agreement on its effective date.
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7.             Commissions payable on the following cases, irrespective of any
COMMISSIONS    other provisions of this Agreement, will be at the rates allowed
ON SPECIAL     under the Company's rules and practices at the time the premium
CASES          is due:
               (a)  Premiums on backdated conversions of Term Life Insurance
                    Policies;
               (b)  Premiums on reinstatement of lapsed policies; and
               (c)  Premiums on special plans not shown in the Company's rate books, or on cases carrying special rate quotations.
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8.             Commissions will not be payable on premiums on conversions of
GROUP          Group and Employee Insurance, or premiums waived on account of
CONVERSIONS    disability.
AND WAIVED
PREMIUMS
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9.             Should the Company for any reason refund or credit to the
REFUND OF      customer any premium, the GA will promptly, on demand, refund to
COMMISSIONS    the Company all commissions and other compensation received on such premium.  Commission adjustments will be made on decreases in premium on which first year commissions have previously been paid.
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10.            (a)  The Company is authorized, at any time either before or
ADVANCES AND        after the termination of this Agreement, to deduct from any
INDEBTEDNESS        compensation due from the Company to the GA the entire
                    amount of any funds, including, but not limited to, advances or debts, owed by the GA to the Company or its affiliates, associates, parents or subsidiaries, but only to the extent of the actual amount owed by the GA as determined by the
                    Company.
               (b)  Any compensation paid to the GA for premiums or
                    considerations later returned or credited to the customer, or any overpayment of compensation shall be a debt due to
                    the Company from the GA and payable in accordance with
                    Section 10(a) above.
               (c)  In addition to all other rights available to the Company as a creditor, the Company shall have a first lien on all
                    compensation payable under this Agreement for any of the
                    funds, advances or debts described herein.
               (d)  To the extent that compensation due to the GA from the
                    Company is insufficient to cover advances, the difference
                    shall become a debt due to the Company.  Interest at the
                    rate of 6% per annum shall be charged from the date any
                    indebtedness becomes due and payable to the Company.
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11.            The Company reserves the right in its sole discretion and without
ACCEPTANCE OF  liability to the GA to refuse to accept or approve any
APPLICATIONS   applications obtained by the GA.
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12.            An assignment of commissions hereunder shall not be binding upon
ASSIGNMENT     the Company until a copy of the assignment has been received at the Company's Home Office and approved in writing by an officer of the Company.  The Company does not assume any responsibility for the validity, sufficiency or tax consequences of any
               assignment.
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13.            (a)  The GA will indemnify and hold the Company harmless for all
LIABILITIES OF      expenses, loss or damage suffered by the Company because of
GA                  a violation of, or refusal or failure to comply with the
                    terms of this Agreement or with any federal or state laws, rules or regulations, by the GA, the GA's employees,
                    assigns, and any other persons engaged by or acting on the
                    GA's behalf.  The rights and remedies reserved by the
                    Company in this Agreement are in addition to and not
                    exclusive of any other right or remedy available to the
                    Company.
               (b)  The GA will reimburse the Company for any and all expenses incurred by the Company to enforce any of the provisions of this Agreement.
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14.            (a)  The GA will comply with all rules of the Company and with
GENERAL             applicable federal, state or other laws and regulations
CONDUCT,            governing the sale of the Company's products.
REBATES,       (b)  The GA shall not rebate or offer to rebate all or any part
REPLACEMENTS        of a commission or premium on a policy issued or to be
                    issued by the Company, or withhold any money or property of the Company.
               (c)  The GA shall not either before or after the termination of this Agreement induce or endeavor to induce any customers of the Company to discontinue the payment of premiums or to
                    relinquish a policy, contract or certificate or induce any agent or general agent of the Company to leave its service.
               (d)  The GA shall comply with the replacement rules and
                    regulations of the Company and the state in which the GA is licensed and shall not directly or indirectly engage in
                    selling practices involving "twisting" or "switching" of
                    contracts of the Company or of other companies.
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15.            Any money or property due or to become due the Company from
COMPANY        customers as premiums or otherwise are funds of the Company
FUNDS          ("Company Funds").  All Company Funds collected by the GA for the
               Company must be immediately delivered to the Company and shall not be commingled with the GA's personal funds.  Any Company
               Funds held by the GA will be held by the GA in trust for the
               Company, in separate accounts.  If any Company Funds are not remitted to the Company, the Company shall have a first lien on all compensation due or which may become due the GA to the extent of such funds.
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16.            The GA agrees that he or she will not, directly or indirectly,
ADVERTISING    use or disseminate any advertising matter, prospectuses,
               circulars, letters, booklets, schedules, stationery,
               broadcasting, or sales material of any kind concerning the
               Company or its products until approved by an officer of the
               Company in writing.
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17.            (a)  All records, literature, authorization cards, sales aids,
OWNERSHIP OF        sales and rate manuals, computer software, supplies and
RECORDS             equipment of every kind and nature furnished to the GA by
                    the Company, shall be and remain the property of the
                    Company.
               (b)  The GA shall safely keep and preserve said property and shall replace at the GA's expense any part thereof which may be lost, destroyed or defaced while the same are in the GA's possession or control.  On termination, the GA shall deliver to the Company, or such person as it may designate, all
                    property in the GA's possession or control.  Pending return of these items, the Company may withhold any and all
                    compensation which may be due to the GA.
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18.            (a)  This Agreement may be terminated without cause by either
TERMINATION         party upon at least thirty days written notice specifying
AND THE RIGHT       the termination date.  It will automatically terminate:
TO                  (i)       upon the death or total and permanent physical or
COMPENSATION                  metal disability of the GA, if an individual;
THEREAFTER          (ii)      upon the dissolution of the corporation, if the GA
                              is a corporation;
                    (iii)     upon the dissolution of the partnership, if the GA
                              is a partnership;
                    (iv)      upon the expiration or lapse of the GA's license
                              to represent the Company; or
                    (v)       at the end of any calendar year during which the
                              GA has not maintained the agreed upon thirteen month life premium persistency, and has not been credited with the minimum amount of first year commission on life insurance sold under this Agreement established by the Company at the date of this Agreement and set forth by the Company at the beginning of each calendar year thereafter.
               If this Agreement is terminated as provided in this Section
               18(a), the GA shall be entitled to commissions as set forth in the Commission Schedule.
               (b)  The Company may terminate this Agreement for cause at any time, without prior notice, if:
                    (i)       the GA shall fail to conform to the rules and
                              regulations of the Company;
                    (ii)      the GA shall have his license to transact business
                              hereunder revoked, suspended, or refused by a state licensing authority;

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                    (iii)     the GA shall fail to comply with the laws,
                              Insurance Department regulations, or other
                              administrative regulations, governing the
                              insurance business of the state in which the GA is
                              licensed or of any other state in which the
                              Company is authorized to do business;
                    (iv)      the GA shall induce, or attempt to induce, any
                              general agent, or any producer contracted with a
                              general agent, or any other agent or employee of
                              the Company to leave its service, or to cease
                              soliciting or writing business for the Company, or
                              to decrease the volume of business so written, or
                              if the GA shall improperly induce, or attempt to
                              induce, any policyholder of the Company to
                              discontinue premium payments on his policy;
                    (v)       the GA shall make false or misleading statements
                              about the Company; or
                    (vi)      the GA shall commit any fraud hereunder.
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               If the Company terminates this Agreement for cause, no further commission, service fees, or expense reimbursement allowance shall be payable to the GA after such termination, except
               commissions, service fees, or expense reimbursement allowance which were payable prior to such termination, less any
               outstanding indebtedness to the Company.
               (c)  For purposes of determining whether this Agreement has been breached, if the GA is a partnership or a corporation, then the acts of all general partners of the partnership, or of all officers, directors and voting shareholders of the
                    corporation, as the case may be, shall be deemed acts of the
                    GA.
               (d)  In the event that the GA, or any partner of the GA, or any shareholder of the GA, at any time after the termination of this Agreement shall improperly induce, or attempt to
                    induce, any policyholder of the Company to cancel or fail to renew any insurance with the Company, or shall induce or
                    attempt to induce, within two years after the termination of this Agreement, any general agent, or any other agent or
                    employee of the Company to leave its service, or to cease
                    soliciting or writing business for the Company, or to reduce the volume of such business written, then the Company shall have the right to terminate all future payments of any sort hereunder.  This provision shall survive the termination of the other items and provisions of this Agreement.
               (e)  Payments becoming due after termination also shall be subject to the provisions of Section 10.
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19.            The execution of this Agreement by the Company and GA terminates
REVOCATION OF  and supersedes all previous contracts or agreements made between
PRIOR          said parties except as to renewal commissions, first year
AGREEMENTS     commissions and the service fees provided for in such contracts, if any, that may now be due or shall become due the GA on
               business heretofore written.  But nothing herein shall be
               construed to effect or waive any claim of any kind, whether for money or otherwise, of the Company against the GA or any
               obligations or vested right under any prior contract or
               agreement.  This Agreement shall be effective to cover all applications taken by the GA on or after the date of this
               Agreement.  Notwithstanding prior or subsequent verbal agreements to the contrary, this Agreement and the appropriate Commissions
               Schedule shall constitute the entire agreement between the parties.
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20.            Nothing contained in this Agreement shall be construed to create
STATUS OF GA   the relationship of employer and employee between the Company and
               GA.  The GA is acting as an independent contractor only and not as an employee, partner, joint venturer or associate of the
               Company.
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21.            This contract shall be governed by the laws of the State of
GOVERNING LAW  Connecticut.
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22.            In the event one or more, but not all of the provisions of this
SEVERABILITY   Agreement are declared unlawful or unenforceable by a court of competent jurisdiction, such determination shall not affect the legality or enforceability of the remainder of the terms of this
               Agreement.
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23.            This Agreement may not be changed or cancelled orally.  The
MODIFICATIONS  Company shall have the unilateral right to amend the terms and
OF THIS        conditions of this Agreement only by a written instrument
AGREEMENT      indicating the Company's intention to modify this Agreement.
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24.            (a)  All notices and demands made under this Agreement shall be
NOTICE              valid only if in writing and hand-delivered or properly sent by (i) United States certified or registered mail, postage prepaid, return receipt requested; or (ii) overnight
                    delivery service such as Emery or Federal Express with
                    provisions for a receipt and delivery charge prepaid,
                    addressed as follows or to any other address a party may
                    designate by giving notice to the other party.
               (b)  Any notice sent to the Company should be sent to Vice
                    President, Life Marketing, Aetna Life Insurance and Annuity
                    Company, 151 Farmington Avenue, Hartford, CT 06156 and a
                    copy sent to the Company's Life Sales Manager.  Any notice sent to the GA should be sent to the address indicated on
                    page 1.
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25.            This Agreement shall be binding upon, and inure to the benefit of
BENEFIT        the parties hereto, their legal representatives, successors, and assigns (to the extent limited by this Agreement).
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26.            (a)  The Company reserves the right to:
MISCELLANEOUS       (i)       modify the amount or plan of any policy or its
                              premium rates;
                    (ii)      modify and issue or underwriting rules;
                    (iii)     cancel or rescind any existing policy;
                    (iv)      withdraw any policy from any state at any time or
                              introduce new policies.
               (b)  The failure of the Company to enforce the performance of any of the terms of this Agreement will not constitute a waiver unless agreed to in writing by the Company and the GA.
               (c)  The captions and headings of the sections of this Agreement are for convenience only and are not to be used to interpret, modify, define or limit the provisions of this Agreement.
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SIGNATURES
               Signed at_______________________________ on

                     ____________________________
                                  City                             Date

               Effective:___________________________________
                                   Date

                                        Aetna Life Insurance Company
                                        Aetna Life Insurance and Annuity Company

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                       General Agent                    Life Sales Manager
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          Life Code No._______________________

          Aetna Life Insurance                    Social Security No.
          and Annuity                                    or
          Code No.__________________________      IRS Account
          No._____________

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